Exhibit 99.2
EPICEPT
CORPORATION


CONTACTS
EPICEPT CORPORATION
Robert W. Cook
(914) 606-3572
rcook@epicept.com

FEINSTEIN KEAN HEALTHCARE
Francesca T. DeVellis
(617) 577-8110
francesca.devellis@fkhealth.com


          EPICEPT CORPORATION ESTABLISHES $15 MILLION COMMITTED EQUITY
                               FINANCING FACILITY

Tarrytown, NY - (December 22, 2006) - EpiCept Corporation (NASDAQ and OMX
Stockholm: EPCT), announced today that it has entered into a Standby Equity Distribution Agreement (SEDA) with Cornell Capital Partners, LP. Pursuant to this agreement, Cornell Capital has committed to purchase up to $15,000,000 of shares of common stock from EpiCept at a discount to be calculated at the time of issuance. Cornell Capital Partners has committed to provide up to $15 million of capital during the next three years through the purchase of newly-issued shares of EpiCept's common stock. Under the terms of the agreement, EpiCept will determine, at its sole discretion, the exact timing and amount of any SEDA financings, subject to certain conditions.

"This SEDA offers EpiCept the flexibility to strategically fund our business and clinical activities in a controlled manner at terms that we believe are favorable to the Company and our shareholders in order to advance several key milestones," said Jack V. Talley, Chief Executive Officer of EpiCept.

The Standby Equity Distribution Agreement provides that EpiCept may, at its sole option, require Cornell Capital Partners to purchase shares of its common stock in increments of a minimum of $200,000 per week over a period of 36 months once a resale registration statement covering the subject shares of common stock is effective. In connection with the SEDA, EpiCept has agreed to pay Cornell Capital Partners a customary private placement commitment fee.

EpiCept has agreed to file a resale registration statement in connection with the SEDA. EpiCept intends to use the proceeds from the SEDA to fund certain clinical trials and for general corporate purposes.

ABOUT EPICEPT CORPORATION

EpiCept is an emerging specialty pharmaceutical company focused on unmet needs in the treatment of pain and cancer. The Company has a staged portfolio of product candidates with several pain therapies in late-stage clinical trials, and a lead oncology compound (for acute myeloid leukemia, AML) with demonstrated efficacy in a Phase III trial; a marketing authorization application for this compound has been submitted in Europe. EpiCept is based Tarrytown, NY, and the Company's research and development team in San Diego is pursuing a drug discovery program focused on novel approaches to apoptosis.

FORWARD-LOOKING STATEMENTS

This news release and any oral statements made with respect to the information contained in this news release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements which express plans, anticipation, intent, contingency, goals, targets, future development and are otherwise not statements of historical fact. These statements are based on the Company's current expectations and are subject to risks and uncertainties that could cause actual results or developments to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Factors that may cause actual results or developments to differ materially include: the risk that Ceplene will not receive regulatory approval or marketing authorization in the EU, the risk that our other product candidates that appeared promising in early research and clinical trials do not demonstrate safety and/or efficacy in larger-scale or later stage clinical trials, the risk that the Company will not obtain approval to market any of its product candidates, the risks associated with reliance on additional outside financing to meet its capital requirements, the risks associated with reliance on collaborative partners and others for further clinical trials, development, manufacturing and commercialization of our product candidates; the cost, delays and uncertainties associated with our scientific research, product development, clinical trials and regulatory approval process; our history of operating losses since our inception; competition; litigation; the potential delisting of our common stock by the Nasdaq Global Market; risks associated with the material weaknesses in our internal controls and the outcome of our SOX 404 audit; and risks associated with our ability to protect our intellectual property. These factors and other material risks are more fully discussed in the Company's periodic reports, including its reports on Forms 8-K, 10-Q and 10-K and other filings with the U.S. Securities and Exchange Commission. You are urged to carefully review and consider the disclosures found in the Company's filings which are available at www.sec.gov or at www.epicept.com. You are cautioned not to place undue reliance on our forward-looking statements, any of which could turn out to be wrong due to inaccurate assumptions, unknown risks or uncertainties or other risk factors.


                                      # # #


EPCT - GEN